SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 30, 1999




                                XENOMETRIX, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)



      1-14004                                              04-3166089
(Commission File No.)                          (IRS Employer Identification No.)

                               2425 N. 55th Street
                             Boulder, Colorado 80301
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (303) 447-1773



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ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) On June 30, 1999, Xenometrix, Inc. (the "Company") dismissed PricewaterhouseCoopers, LLP as its independent accountants. The reports of PricewaterhouseCoopers, LLP on the financial statements for the past two fiscal years (June 30, 1998 and 1997) contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to the audit scope or accounting principle but each report did contain an explanatory paragraph relating to the Company's ability to continue as a going concern.

     The   Registrant's   Audit  Committee   approved  the  decision  to  change
independent accountants.

     In connection with its audits for the two most recent fiscal years and through June 30, 1999, there have been no disagreements with PricewaterhouseCoopers, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

     The Registrant has requested that PricewaterhouseCoopers, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated June 30, 1999, is filed as Exhibit 16 of this Form 8-K.

     (b) The Registrant engaged Gordon, Hughes and Banks, LLP as its new independent accountants as of July 1, 1999.



Item 7. Exhibits

16.  Letter of PricewaterhouseCoopers, LLP dated June 30, 1999



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 30, 1999                     Xenometrix, Inc.


                                          /s/ Pauline Gee
                                          ---------------
                                          Dr. Pauline Gee
                                          President and Chief Scientific Officer